Employment Agreement

Maria Baker

Position:	Vice President of Operations

Term:	February 1, 2007-January 31, 2008

Base Salary:	$125,000

Place of Employment:
1.	Employee may work out of her home in Austin, Texas as her primary office
2.	Employee must be available to attend meetings in Dallas, Texas as requested by the company

Bonus Eligibility:

1.	up to 25% of Base Salary based on achievement of annual business objectives
a.	(50%) Personal Position Defined Objectives
b.	(50%) Company Financial Objectives (50%)

Stock Option Participation:

1.	Determined annually by the Board of Directors

Benefits:	Consistent with the benefits offered all employees

Vacation:	4 weeks paid vacation

Other Considerations:

1.

An allowance of $12,500 for travel and personal expenses associated with commuting between her primary residence of Austin, Texas and Dallas Texas. Employee must agree to spend a minimum of 40 hours per week on company business.

2.	If there is a change of control,
a.	all options will immediately vest
b.	automatic 90 day severance payment

Please indicate your acceptance of this agreement by your signature, and return this letter to me. Thank you.

David S. Boone

COO/CFO

____________________________________	_____________________
Signature	Date

Maria Baker

Vice President Operations & IT